Exhibit 10.27

                      ACCOUNTS PURCHASE AND SALE AGREEMENT

                            Dated as of July 8, 1999

                                      among

                         CONGRESS FINANCIAL CORPORATION
                                  as Purchaser,

                                       and

                             CERTAIN SUBSIDIARIES OF
                     ATLANTIC EXPRESS TRANSPORTATION CORP.,
                                   as Sellers,

                                       and

                     ATLANTIC EXPRESS TRANSPORTATION CORP.,
        Individually and as Sellers' Representative and Initial Servicer

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I   DEFINITIONS ...................................................    1

ARTICLE II  AGREEMENT TO PURCHASE AND SELL ................................    1
      2.1   Agreement To Purchase and Sell ................................    1
      2.2   No Assumption of Obligations ..................................    2
      2.3   Purchase Procedures ...........................................    2
      2.4   Payment of Purchase Price .....................................    2
      2.5   Sellers' Account ..............................................    2
      2.6   Debits to Sellers' Account; Repurchase of Accounts. ...........    3
      2.8   Payment of Debit Balance ......................................    3
      2.9   Statements ....................................................    4
      2.10  Sellers' Representative .......................................    4
      2.11  True Sales; Security Interests ................................    4

ARTICLE III COMMISSIONS AND EXPENSES ......................................    5
      3.1   Commissions ...................................................    5
      3.2   Purchaser's Costs and Expenses ................................    5

ARTICLE IV  CERTAIN ADDITIONAL AGREEMENTS WITH RESPECT TO THE ACCOUNTS ....    6
      4.1   Administration of Accounts ....................................    6
      4.2   Reporting .....................................................    7
      4.3   Accounts Covenants ............................................    7
      4.4   Application of Collections ....................................    8
      4.5   Power of Attorney .............................................    8
      4.6   Access to Premises ............................................    8

ARTICLE V   CONDITIONS TO PURCHASES .......................................    9
      5.1   Conditions Precedent to Initial Purchase ......................    9

ARTICLE VI  PROVISIONS REGARDING SERVICER .................................   10
      6.l   Appointment of Servicer .......................................   10
      6.2   Replacement of Servicer .......................................   10

ARTICLE VII REPRESENTATIONS AND WARRANTIES ................................   10
      7.1   Representations and Warranties of Sellers and Parent ..........   10


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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE VIII COVENANTS ...................................................    13
      8.1   Affirmative Covenants ........................................    13
      8.2   Negative Covenants ...........................................    15

ARTICLE IX  EVENTS OF TERMINATION ........................................    15
      9.1   Events of Termination ........................................    15

ARTICLE X   TERMINATION ..................................................    16
      10.1  Termination ..................................................    16
      10.2  Remedies .....................................................    17

ARTICLE XI  MISCELLANEOUS ................................................    17
      11.1  Governing Law; Choice of Forum; Service of Process;
            Jury Trial Waiver ............................................    17
      11.2  Waiver of Notices ............................................    18
      11.3  Amendments and Waivers .......................................    18
      11.4  Waiver of Counterclaims ......................................    19
      11.5  Indemnification ..............................................    19
      11.6  Notices ......................................................    19
      11.7  Partial Invalidity ...........................................    19
      11.8  Successors ...................................................    20
      11.9  Entire Agreement .............................................    20


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

                      ACCOUNTS PURCHASE AND SALE AGREEMENT

      THIS ACCOUNTS PURCHASE AND SALE AGREEMENT (this "Agreement"), dated as of July 8, 1999, is among CONGRESS FINANCIAL CORPORATION, a Delaware corporation ("Purchaser"), and AMBOY BUS CO., INC., a New York corporation, ATLANTIC PARATRANS, INC., a New York corporation, ATLANTIC PARATRANS OF KENTUCKY INC., a Kentucky corporation, ATLANTIC EXPRESS OF L.A. INC., a California corporation, ATLANTIC EXPRESS OF MISSOURI INC., a Missouri corporation, ATLANTIC EXPRESS OF PENNSYLVANIA, INC., a Delaware corporation, COURTESY BUS CO., INC., a New York corporation, CENTRAL NEW YORK COACH SALES & SERVICE INC., a New York corporation, JERSEY BUS SALES, INC., a New Jersey corporation, STATEN ISLAND BUS, INC., a New York corporation, ATLANTIC PARATRANS OF COLORADO, INC., a Colorado corporation, ATLANTIC PARATRANS OF PENNSYLVANIA, INC., a Pennsylvania corporation and ATLANTIC EXPRESS OF NEW JERSEY, INC., a New Jersey corporation (each, individually, a "Seller", and any two or more collectively, "Sellers"), and ATLANTIC EXPRESS TRANSPORTATION CORP., a New York corporation ("Parent").

                                    RECITALS

      1. Purchaser is a corporation engaged in the business of, among other things, providing financial accommodations with respect to accounts.

      2. Sellers generate accounts in the ordinary course of their business.

      3. Sellers, in order to finance their business, wish to sell accounts to Purchaser, and Purchaser is willing, on the terms and subject to the conditions set forth herein, to purchase accounts from Sellers.

      4. Sellers and Purchaser each intend this transaction to be a true sale of accounts by Sellers to Purchaser, providing Purchaser with the full benefits of ownership of the accounts, and Sellers and Purchaser do not intend the transactions hereunder to be characterized as a loan from Purchaser to Sellers.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Unless otherwise indicated, capitalized terms used in this Agreement are defined in Appendix A.

                                   ARTICLE II

                         AGREEMENT TO PURCHASE AND SELL

      2.1 Agreement To Purchase and Sell. Upon the terms and subject to the conditions set forth in this Agreement, each Seller may request that Purchaser purchase Accounts and Related Assets, and Purchaser may in its sole discretion, exercised reasonably and in good faith, purchase such Accounts and Related Assets from Sellers, from time to time on or after the Initial Closing Date, but before the Termination Date; provided; however, that no such purchase shall be made if, after giving effect thereto, either (a) the Purchaser's Total Investment would exceed $12,750,000 or (b) the Unpaid Balance of Service Accounts purchased hereunder would exceed 90% of the Unpaid Balance of all Accounts purchased hereunder at any time from the Initial Closing Date until and including June 30, 1999 or 60% of the Unpaid Balance of all Accounts purchased hereunder at any time on or after July 31, 1999. Except as otherwise expressly provided herein, all purchases hereunder shall be made as true sales without recourse, but shall be made pursuant to, and in reliance upon, the representations, warranties and covenants of Sellers set forth in this Agreement and each other Transaction Document.

      2.2 No Assumption of Obligations. Purchaser shall not have any obligation or liability with respect to any Account, any Contract related thereto or any other related purchase orders or other agreements, nor shall Purchaser be obligated to perform any of the obligations of Sellers thereunder, and any such assumption is expressly disclaimed.

      2.3 Purchase Procedures. Seller's Representative may request that Purchaser purchase Accounts and Related Assets on the Initial Closing Date and on each subsequent Purchase Date prior to the Termination Date by delivering to Purchaser a written purchase request, in a form prescribed by Purchaser, not later than two (2) Business Days prior to such Purchase Date, specifying the Accounts that Purchaser is being requested to purchase. Each such request shall be deemed to be a representation and warranty by each Seller and Parent that Sellers' and Parent's representations and warranties in this Agreement are true and correct on such date as if made on and as of such date and that no Event of Termination, or event which would become an Event of Termination with notice or the passage of time, shall have occurred and be continuing. On each Purchase Date for which a purchase notice is timely given, Purchaser shall purchase from such Sellers all Accounts identified in such request which Purchaser determines are Eligible Accounts and which Purchaser has elected to purchase in its sole discretion, exercised reasonably and in good faith, together with the applicable Related Assets.

      2.4 Payment of Purchase Price. The purchase price for an Account (the "Purchase Price") shall be determined as of the Purchase Date therefor and shall be equal to the Net Amount of such Account. On each Purchase Date, Purchaser shall pay eighty-five percent (85%) of the Purchase Price of each Account purchased on such date by crediting such amount to Sellers' account maintained by Purchaser. On each Business Day that Purchaser (or Servicer on behalf of Purchaser) receives Excess Collections, Purchaser shall credit to Sellers' account with Purchaser and amount equal to the lesser of (a) the Remaining Deferred Purchase Price of such Account at such time or (b) the amount of such Excess Collections.


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

      2.5 Sellers' Account. Purchaser shall maintain one or more accounts on its books on which are recorded the purchase of Accounts hereunder, Collections in respect thereof, and all other appropriate debits and credits as provided in this Agreement, including, without limitation, Commissions, interest, costs, and expenses. All entries in such accounts shall be made in accordance with Purchaser's customary practices as in effect from time to time.

      2.6 Debits to Sellers' Account; Repurchase of Accounts.

            (a) If any representation or warranty set forth in Section 7.1(g) or 7.1(h) was not true when made, or shall cease to be true (other than as a result of the Account Debtor's financial inability to pay), with respect to any Account purchased hereunder, Purchaser shall debit Seller's account for the Unpaid Balance of such Account, and the applicable Seller shall, immediately upon Purchaser's demand, pay to Purchaser the Unpaid Balance of such Account in the same manner as applies to the elimination of a Debit Balance under Section 2.8.

            (b) If the Unpaid Balance of any Account purchased hereunder is reduced or is subject to reduction on account of (i) any discount, rebate, refund, or allowance not originally included in calculating the Purchase Price of such Account, (ii) any claim or dispute of any kind with the Account Debtor (whether or not related to such Account), (iii) any return or rejection of goods or services, (iv) any adjustment thereof by the Servicer or Purchaser in accordance with this Agreement, or (v) any other reason except payment or an Event of Bankruptcy, then Purchaser shall debit Sellers' account with Purchaser for the amount by which the Unpaid Balance is reduced or subject to reduction (as determined by Purchaser).

            (c) No debit to Sellers' account pursuant to this Section shall be deemed to have effected a reconveyance of any Account to any Seller unless and until the applicable Seller has either (i) paid to Purchaser in cash the Unpaid Balance of such Account or (ii) assigned to Purchaser another Eligible Account (as determined by Purchaser in its sole discretion exercised reasonably and in good faith) the Unpaid Balance of which is at least equal to the Unpaid Balance of the Account to be reconveyed.

      2.7 Availability of Credit Balance; Interest on Credit Balance. At the request of Sellers' Representative from time to time, and from time to time at Purchaser's option, Purchaser shall remit to Sellers' Representative, for the account of Sellers, any Credit Balance. Such remittances shall be made (a) on the same Business Day if the request of Sellers' Representative is received prior to 11:00 a.m. New York City time, or on the next Business Day if such request is received after such time and (b) to a deposit account designated in writing by Sellers' Representative. As of the last day of each month, Purchaser shall pay interest to Sellers on the average daily Credit Balance during such month, at a rate per annum equal to the Prime Rate minus three percent (3%). Such interest shall be paid by crediting the amount thereof to Sellers' account with Purchaser.

      2.8 Payment of Debit Balance. If on any day a Debit Balance exists in Sellers' account with Purchaser, then Sellers shall, jointly and severally, immediately upon Purchaser's demand, eliminate such Debit Balance by, in such combination as Sellers, Representative shall


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

determine, (i) a payment to Purchaser in immediately available funds and (ii) a transfer to Purchaser of Eligible Accounts not already purchased by Purchaser hereunder, such that the sum of such payments and the Net Amount of such Eligible Accounts equals or exceeds such Debit Balance plus accrued but unpaid interest thereon; provided; however, if such Debit Balance arises on or after the Termination Date, then Sellers' Representative may not elect to transfer Eligible Accounts to eliminate such Debit Balance without Purchaser's prior written consent thereto. If Seller's Representative elects (in accordance with this Section) only to transfer Eligible Accounts to Purchaser, and the Net Amount thereof exceeds the Debit Balance plus accrued but unpaid interest thereon, then Purchaser shall be deemed to have purchased the excess Net Amount of such Account in accordance with Section 2.4. The Purchase Date shall be the date of transfer and the Purchase Price shall be calculated on such excess Net Amount. Sellers, jointly and severally, shall pay interest on any Debit Balance from the date it arises until fully eliminated at a rate per annum equal to the Prime Rate plus two and three-quarters percent (2-3/4%). Accrued interest on a Debit Balance shall be payable on demand.

      2.9 Statements. Purchaser shall render to Sellers' Representative each month a statement setting forth in reasonable detail the balance in Sellers' accounts maintained by Purchaser pursuant to the provisions of this Agreement. Each such statement shall be subject to subsequent adjustment by Purchaser but shall, absent manifest errors or omissions, be considered correct and deemed accepted by each Seller and conclusively binding upon each Seller as an account stated except to the extent that Purchaser receives a written notice from Sellers' Representative of any specific exceptions of any Seller thereto within thirty (30) days after the date such statement has been mailed by Purchaser. Until such time as Purchaser shall have rendered to Sellers' Representative a written statement as provided above, the balance in Sellers' account(s) shall be presumptive evidence of the amounts due and owing between Purchaser and Sellers.

      2.10 Sellers' Representative. Each of the Sellers hereby appoints the Sellers' Representative as its agent and representative for the purposes of all communications and authorizations between such Seller and Purchaser under this Agreement or any of the other Transaction Documents, including, without limitation: making requests for the purchase of Accounts; giving notices to Purchaser and receiving notices from Purchaser, and giving any direction or instruction to Purchaser contemplated by this Agreement. Each of the Sellers hereby authorizes and directs Purchaser to act in accordance with any and every authorization, request, notice, instruction, or direction received on such Seller's behalf from the Sellers' Representative, without requiring Purchaser to confirm such Seller's authorization therefor, and each Seller hereby releases Purchaser from and indemnifies Purchaser and holds Purchaser harmless against any liability, claim, loss, damages, cost, or expense arising from or relating in any way to Purchaser's acting upon such authorization, request, notice, instruction, or direction. Notwithstanding the foregoing, Purchaser may require a Seller to confirm such request, notice, instruction, or direction, or to execute personally any agreement or instrument between such Seller and Purchaser, whenever Purchaser in its sole discretion deems it necessary or desirable to do so.

      2.11 True Sales: Security Interests. Purchaser and Sellers intend the transfers of Accounts hereunder to be true sales by Sellers to Purchaser that are absolute and irrevocable and that provide Purchaser with the full benefits of ownership of the Accounts and the Related


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

Assets, and neither Purchaser nor Sellers intends the transactions contemplated hereunder to be, or for any purpose to be characterized as, loans from Purchaser to Sellers. It is, further, not the intention of the parties hereto that the conveyance of the Accounts and Related Assets be deemed a grant of a security interest in the Accounts and Related Assets by Sellers to Purchaser to secure a debt or other obligation of Sellers. However, in the event that, notwithstanding the intent of the parties, any Accounts and Related Assets are property of a Seller's estate, then (i) this Agreement also shall be deemed to be and hereby is a security agreement within the meaning of the UCC, and (ii) the conveyance by Sellers provided for in this Agreement shall be deemed to be a grant by Sellers to Purchaser of, and each Seller hereby grants to Purchaser, a security interest in and to all of such Seller's right, title and interest in, to and under the Accounts and Related Assets to secure (1) the rights of Purchaser and its assigns hereunder and (2) a loan by Purchaser to Sellers in the amount of the related Purchase Price of the assets sold by Sellers to Purchaser. Purchaser and Sellers shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Accounts and Related Assets, such security interest would be deemed to be a perfected security interest of first priority in favor of Purchaser under applicable law end will be maintained as such throughout the term of this Agreement.

                                   ARTICLE III

                            COMMISSIONS AND EXPENSES

      3.1 Commissions.

            (a) For Purchaser's services hereunder, Purchaser shall receive a commission with respect to each Account purchased hereunder (the "Base Commission") equal to three and one-quarter percent (3-1/4%) of the portion of the Purchase Price of such Account credited to the Seller's account on the Purchase Date provided, however, that the aggregate minimum Base Commission (the "Minimum Base Commission") payable by the Sellers hereunder, regardless of the amount of Accounts, if any, purchased hereunder, shall be $100,000.

            2 (b) In the event that the Average Maturity of the Service Accounts purchased hereunder at the end of any month exceeds 75 days, then Purchaser shall receive an additional commission with respect to the average daily Unpaid Balance for such month of the Service Accounts or such other Accounts purchased hereunder, as the case may be (the "Additional Commission"), at a rate of five one hundredths of one percent (.05%) for each day by which such Average Maturity for such month exceeded 75 days.

            (c) The Base Commission shall be due and payable on each applicable Purchase Date. Any Additional Commission shall be due and payable on the last day of the month with respect to which it is due. The amount, if any, equal to the excess of the Minimum Base Commission over the aggregate of all Base Commissions debited to Sellers' account on or prior to the Termination Date shall be due and payable on the Termination Date. All Commissions shall be debited to Sellers' account with Purchaser.


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

      3.2 Purchaser's Costs and Expenses. Each Seller shall jointly and severally pay to Purchaser on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of this Agreement, the other Transaction Documents and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including, but not limited to:
(a) costs and expenses of conducting lien searches and filing or recording (including UCC financing statement filing taxes and fees, documentary taxes, and intangibles taxes, if applicable); (b) costs and expenses of remitting proceeds collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Purchaser's customary charges and fees with respect thereto; (c) costs and expenses of enforcing the provisions of this Agreement and the other Transaction Documents or defending any claims made or threatened against Purchaser arising out of the transactions contemplated hereby and thereby (including, without limitation, preparations for and consultations concerning any such matters); (d) when an Event of Termination has occurred and is continuing, out-of-pocket expenses and costs incurred by Purchaser during the course of field examinations of Accounts and Sellers' operations, plus a per diem charge at the rate of $600 per person per day for Purchaser's examiners in the field and office; and (e) reasonable fees and disbursements of counsel (including legal assistants) to Purchaser in connection with any of the foregoing.

                                   ARTICLE IV

                          CERTAIN ADDITIONAL AGREEMENTS
                          WITH RESPECT TO THE ACCOUNTS

      4.1 Administration of Accounts. Consistent with Purchaser's ownership of the Accounts purchased hereunder, Purchaser or Servicer, on its behalf, shall have the sole right to service, administer and collect such Accounts. Until Purchaser terminates Servicer's rights and duties by delivery of a Successor Notice in accordance with Section 6.2 hereof, Servicer shall, on behalf of Purchaser, take all such actions as may be necessary or appropriate to collect Accounts purchased hereunder from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. Servicer shall establish and maintain, at its expense, such blocked accounts ("Blocked Accounts") as Purchaser may specify, with such banks as Servicer selects and are reasonably acceptable to Purchaser, into which Servicer shall promptly deposit or cause to be deposited all Collections in the identical form in which such payments are made, whether by cash, check or other manner. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance reasonably satisfactory to Purchaser, providing that all items received or deposited in the Blocked Accounts are the property of Purchaser, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein, and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Purchaser as Purchaser may from time to time designate for such purpose ("Payment Account"). Servicer and Sellers shall not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Blocked Account, or any other account maintained by Sellers, Purchaser, or Servicer for the


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purpose of receiving Collections on Accounts, any cash or cash proceeds other than Collections. Each Sellers agrees that all payments made to such Blocked Accounts or other funds received and collected by Purchaser, whether on the Accounts or as proceeds of other Related Assets or otherwise shall be the property of Purchaser. Servicer and all of its affiliates, subsidiaries, shareholders, directors, employees, and agents shall, acting as trustee for Purchaser, receive, as Purchaser's property, all Collections which come into their possession or under their control and, on the same Business Day of receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Purchaser. If any Seller receives any Collections, such Seller will remit such Collections to Purchaser in kind on the same Business Day of such Seller's receipt thereof. In no event shall the same be commingled with any Seller's own funds. Each Seller and Servicer agrees to reimburse Purchaser on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Purchaser's payments to or indemnification of such bank or person. The obligation of each Seller to reimburse Purchaser for such amounts pursuant to this Section shall survive the termination of this Agreement.

      4.2 Reporting. Servicer shall provide to Purchaser, in form reasonably satisfactory to Purchaser: (a) on a daily basis, a detailed listing of Collections; (b) on a weekly basis, a report by invoice of the Unpaid Balance of Accounts purchased hereunder; (c) on a monthly basis, an aging of Accounts purchased hereunder; (d) on each Purchase Date, copies of invoices, shipping and delivery documents and evidence of customer acceptance with respect to Accounts purchased on such date; (e) upon Purchaser's reasonable request, copies of customer statements and credit memos, remittance advices and reports, and deposit slips and bank statements, with respect to the Accounts purchased hereunder, Collections, and Related Assets; and (f) such other reports as to the Accounts and Related Assets as Purchaser may request from time to time.

      4.3 Accounts Covenants.

            (a) Each Seller shall notify Servicer and Purchaser promptly of: (i) any material delay in such Seller's performance of any of its obligations to any Account Debtor or the assertion of any claims, offsets, defenses or counterclaims by any Account Debtor, or any disputes with any Account Debtor, or any settlement, adjustment or compromise thereof, (ii) all material adverse information relating to the financial condition of any Account Debtor and (iii) any event or circumstance which, to such Seller's knowledge, would cause Purchaser to consider any then existing Accounts purchased hereunder as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing, shall be granted to any Account Debtor by Servicer without Purchaser's consent, except in the ordinary course of business in accordance with the Credit and Collection Policy when no Event of Termination has occurred and is continuing. So long as no Event of Termination has occurred and is continuing, Servicer shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any Account Debtor in accordance with Servicer's business judgment and in accordance with the Credit and Collection Policy. At any time that an Event of Termination has occurred and is continuing, Purchaser shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with Account Debtor for cash, credit, return of merchandise or otherwise, and


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upon any terms or conditions, or grant any credits, discounts or allowances, and thereby discharge or release the Account Debtor or any other party or parties in any way liable for payment thereof without affecting any of its rights against Sellers.

            (b) Purchaser shall have the right at any time or times, and whether or not a Servicer Transfer Event has occurred, in Purchaser's name or in the name of a nominee of Purchaser, to verify the validity, amount or any other matter relating to any Account purchased hereunder or Related Asset, by mail, telephone, facsimile transmission or otherwise. Unless an Event of Termination has occurred and is continuing, Purchaser shall not, in connection with such verification, notify the Account Debtor that the Account has been purchased hereunder.

            (c) Each Seller shall deliver or cause to be delivered to Purchaser, with appropriate endorsement and assignment, with full recourse to such Seller, all chattel paper and instruments, if any, which such Seller now owns or may at any time acquire in connection with any Account purchased hereunder or Related Asset, promptly (but in any event not more than three days) after such Purchaser's receipt thereof, except as Purchaser may otherwise agree.

            (d) Purchaser may, at any time or times that an Event of Termination has occurred and is continuing, (i) notify any or all Account Debtor that the Accounts have been purchased by Purchaser and Purchaser may direct any or all Account Debtors to make payment of Accounts directly to Purchaser or to the Blocked Accounts (and Purchaser shall send copies of such notifications and directions contemporaneously to Sellers' Representative), (ii) demand, collect or enforce payment of any Accounts, and Purchaser shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iii) take whatever other action Purchaser may reasonably deem necessary or desirable for the protection of its interests. At any time that an Event of Termination has occurred and is continuing, at Purchaser's request, all invoices and statements sent to any Account Debtor shall state that the Accounts and Related Assets have been purchased by Purchaser and are payable directly and only to Purchaser, and each Seller shall deliver to Purchaser such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any accounts as Purchaser may require.

      4.4 Application of Collections. Any payment by an Account Debtor in respect of any indebtedness owed by it to a Seller shall, except as otherwise specified by such Account Debtor or required by the underlying Contract or law, be applied, first, as a Collection of the Unpaid Balance of any Account of such Account Debtor purchased hereunder in the order of the age of such Accounts, starting with the oldest of such Accounts and, second, to any other indebtedness of such Account Debtor.

      4.5 Power of Attorney. Each Seller hereby irrevocably designates and appoints Purchaser and Servicer (and all persons designated by Purchaser or Servicer) as such Seller's true and lawful attorney-in-fact, and authorizes Purchaser and Servicer, in such Seller's or Purchaser's or Servicer's name, to:
(a) prepare, file and sign such Seller's name on any proof of claim in bankruptcy or other similar document against an Account Debtor, (b) have access to any


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lockbox or postal box into which such Seller's mail regarding Accounts purchased hereunder is deposited, (c) endorse such Seller's name upon any items of payment or proceeds thereof relating to Accounts purchased hereunder and Related Assets and deposit the same in the Purchaser's account, (d) endorse such Seller's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account purchased hereunder or any goods pertaining thereto or any other Related Asset, (e) sign such Seller's name on any verification of Accounts and notices thereof to Account Debtors permitted hereunder and (f) execute in such Seller's name and file any UCC financing statements or amendments thereto relating to any Account purchased hereunder. Each Seller hereby releases Purchaser and Servicer and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Purchaser's or Servicer's own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

      4.6 Access to Premises. From time to time as requested by Purchaser, at the cost and expense of each Seller, (a) Purchaser or its designee shall have complete access to all of each Seller's premises during normal business hours and after reasonable notice to the Sellers' Representative, or at any time and without notice to any Seller if an Event of Termination has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Accounts and Related Assets and all of Sellers' books and records, (b) each Seller shall promptly furnish to Purchaser such copies of such books and records or extracts therefrom as Purchaser may reasonably request, and (c) use during normal business hours such of such Seller's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Termination exists or has occurred and is continuing for the collection of Accounts and realization of other Related Assets and Related Property.

                                    ARTICLE V

                             CONDITIONS TO PURCHASES

      5.1 Conditions Precedent to Initial Purchase. Sellers may not request Purchaser to purchase Accounts hereunder unless Purchaser shall have received, on or before the Initial Closing Date, the following, each (unless otherwise indicated) dated the Initial Closing Date or such earlier date satisfactory to Purchaser, and each in form and substance satisfactory to Purchaser:

            (a) A copy of this Agreement duly executed by Sellers and Parent;

            (b) A certificate of the Secretary or Assistant Secretary of each Seller and Parent, certifying (i) the names and true signatures of the incumbent officers of such Seller or Parent authorized to sign this Agreement and the other Transaction Documents to be delivered by it (on which certificate the Purchaser may conclusively rely until such time as the Purchaser shall receive from a Seller a revised certificate meeting the requirements of this subsection (b)), (ii) that the copy of the articles or certificate of incorporation of such Seller or Parent attached thereto is a complete and correct copy thereof and that the same has not been amended, modified or supplemented and is in full force and effect as of the date thereof' (iii) that the copy of the by-laws of such Seller or

      Parent attached thereto is a complete and correct copy thereof and that such by-laws have not been amended, modified or supplemented and are in fill force and effect as of the date thereof, and (iv) the resolutions of such Seller's or Parent's board of directors approving and authorizing the execution, delivery and performance by such Seller or Parent of this Agreement and the other Transaction Documents to which it is a party, and that such resolutions have not been amended, modified or rescinded and are in full force and effect as of the date thereof;

            (c) Evidence of good standing of each Seller and Parent in its jurisdiction of incorporation and each other jurisdiction in which it is required to be qualified, within a reasonable time prior to the effective date of this Agreement;

            (d) Proper financing statements (the "Facility Financing Statements"), describing the Accounts and the Related Assets and other Related Property and naming Sellers as debtor/seller and Purchaser, as secured party/purchaser, or other, similar instruments or documents, as may be reasonably necessary or, in the opinion of the Purchaser, desirable under the UCC of all reasonably appropriate jurisdictions or any comparable law to perfect Purchaser interests in all Accounts and Related Assets;

            (e) Evidence that the Accounts and Related Assets, upon the purchase by Purchaser hereunder, will be free and clear of all security interests and liens that currently encumber any Seller's assets and property;

            (f) An opinion of Silverman, Collura & Chernis, P.C., counsel for Sellers and Parent, in substantially the form of Exhibit ___;

            (g) Evidence (i) of the execution and delivery by each of the parties thereto of each of the Transaction Documents to be executed and delivered in connection herewith and (ii) that each of the conditions precedent to the execution, delivery and effectiveness of the Transaction Documents has been satisfied;

            (h) a Limited Guarantee duly executed by Domenic Gatto, guaranteeing the payment and performance of Sellers' obligations under this Agreement, up to a principal amount of $1,000,000, plus interest and expenses of enforcement; and

            (i) Such other documents as Purchaser shall reasonably request.

                                   ARTICLE VI

                          PROVISIONS REGARDING SERVICER

      6.1 Appointment of Servicer. Purchaser hereby appoints Servicer to act on behalf of Purchaser in accordance with this Agreement. Parent is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer until it receives a Successor Notice.

      6.2 Replacement of Servicer. If an Event of Termination occurs (a "Servicer Transfer Event"), then Purchaser may give written notice to Parent of either the designation of a new Servicer or the assumption directly by Purchaser of all of the Servicer's rights and duties hereunder (a "Successor Notice"). Upon receipt of a Successor Notice, Parent agrees to terminate its activities as Servicer proceed promptly and in good faith to facilitate the transition of such activities to a new Servicer or Purchaser.

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

      7. Representations and Warranties of Sellers and Parent. In order to induce Purchaser to enter into this Agreement and to make purchases hereunder, each of the Sellers and Parent hereby makes the representations and warranties set forth in this Article VII.

            (a) Power and Authority; Due Authorization. Each Seller and Parent
      (i) has all necessary power, authority and legal right (A) to execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) to carry out the terms of the Transaction Documents to which it is a party, and (C) to sell and assign the Accounts and Related Assets on the terms and conditions herein provided, and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the other Transaction Documents and the sales and assignments described in clause (i)(C) above.

            (b) Valid Sale; Binding Obligations. (i) This Agreement constitutes a valid sale, transfer, and assignment to Purchaser of all Accounts and all Related Assets sold hereunder, enforceable against creditors of, and purchasers from, Sellers, and (ii) this Agreement constitutes, and each other Transaction Document to be signed by a Seller or Parent when duly executed and delivered will constitute, a legal, valid and binding obligation of each such Seller or Parent, enforceable in accordance with its terms, except, in the case of this subsection (b), as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

            (c) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms hereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the articles or certificate of incorporation or by-laws of any Seller or Parent, or any material indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument to which any Seller or Parent, is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Lien upon any properties of any Seller or Parent pursuant to the terms of any such indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument, other than this Agreement and the other Transaction Documents, or (iii) violate any law or any order, rule, or regulation applicable to any Seller or Parent, of any court or of any federal or state regulator body, administrative agency, or other governmental instrumentality having jurisdiction over any Seller or Parent, or any of its properties.

            (d) No Proceedings. There are no proceedings or investigations pending, or to any Seller's or Parent's knowledge threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or any other Transaction Document, (ii) seeking to prevent the sale and assignment of any Accounts or any Related Assets under this Agreement or the consummation of any of the other transactions contemplated by this Agreement or any other Transaction Document, or (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on Parent's or any Seller's business, assets, prospects, or condition (financial or otherwise), or on any Seller's ability to perform its agreements and obligations under the Transaction Documents.

            (e) Bulk Sales Act. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

            (f) Government Approvals. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by each Seller and Parent of this Agreement and each other Transaction Document to which it is a party, except for (i) the filing of the UCC financing statements referred to in Article V, and (ii) the filing of any UCC continuation statements and amendments from time to time required in relation to any UCC financing statements filed in connection with this Agreement, all of which, at the time required, shall have been duly made and shall be in full force and effect.

            (g) Quality of Title. (i) Each Account proposed to be purchased hereunder, together with the related Contract and all purchase orders and other agreements related to such Account, is owned by the applicable Seller free and clear of any Lien (other than Liens of the Working Capital Lender or the Trustee and other than Liens arising solely as the result of any action taken by Purchaser), (ii) when Purchaser makes a purchase hereunder, it shall have acquired good and marketable ownership of the purchased Accounts, the Related Assets, and Collections with respect thereto, free and clear of any Lien (other than any Lien arising as the result of any action taken by Purchaser); and (iii) with respect to any Account purchased hereunder and the Related Assets relating thereto transferred by a Seller to Purchaser hereunder, Purchaser shall have given reasonably equivalent value to such Seller for such transfer, and no such transfer shall have been made on account of an antecedent debt owed by such Seller to Purchaser or shall be voidable under any Section of the Bankruptcy Reform Act of 1978 (11 U.S.C. ss. ss: 101 et seq.), as amended (the "Bankruptcy Code").

            (h) Eligible Account. With respect to each Account purchased hereunder: (i) such Account was on the Purchase Date and continues to be as to any Unpaid Balance thereof an Eligible Account; and (ii) none of the transactions giving rise thereto will violate in any material respect any applicable State or Federal laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

            (i) Unpaid Balance. With respect to each Account purchased hereunder: (i) the amounts shown on any invoice delivered to Purchaser or Servicer or schedule thereof or report delivered to Purchaser or Servicer shall be true and complete,
      (ii) no payments have been made thereon except payments received by Purchaser or Servicer pursuant to the terms of this Agreement, (iii) no credit, discount, allowance, extension or retainage or agreement for any of the foregoing has been granted to any Account Debtor except as reported to Purchaser and made in accordance with this Agreement, and (iv) there shall have been no setoffs, deductions, retainages, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Purchaser.

            (j) Accurate Reports. No information, exhibit, financial statement, document, book, record or report furnished or to be furnished by or on behalf of any Seller or Servicer to Purchaser or Servicer in connection with this Agreement was or will be inaccurate in any material respect as of the date it was or will be dated or as of the date so furnished, or contained or (in the case of information or other materials to be furnished in the future) will contain any material misstatement of fact or omitted or (in the case of information or other materials to be furnished in the future) will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

            (k) Offices. The principal place of business and chief executive office of each Seller are located at the address set forth below its signature hereto and the offices where each Seller keeps all its books, records and documents evidencing Accounts, the related Contracts and all purchase orders and other agreements related to such Accounts are located at the addresses set forth below its signature hereto.

            (l) Servicing Programs. No license or approval is required for Purchaser's use of any program used by Servicer in the servicing of the Accounts, other than those which have been obtained and are in full force and effect.

            (m) Solvency. Immediately after giving effect to each sale now or hereafter made pursuant to this Agreement and the other Transaction Documents, Parent and the Sellers on a consolidated basis, and each of Amboy Bus Co., Inc., Atlantic Express of L.A. Inc., Atlantic Express of Missouri, Inc., Central New York Coach Sales & Service, Inc., Jersey Bus Sales, Inc., Atlantic Express of New Jersey, Inc., Atlantic Paratrans of Colorado, Inc., and Atlantic Paratrans of Pennsylvania, Inc. individually, will be Solvent. For purposes of this Section 6.1(v), "Solvent" means, at any time:

            (i) the fair value and present fair saleable value of such Person's total assets is, on the date of determination, greater than such Person's total liabilities (including contingent and unliquidated liabilities) at such time;

            (ii) the fair value and present fair saleable value of such Person's assets is greater than the amount that will be required to pay such Person's probable liability on its existing debts as they become absolute and matured ("debts," for this purpose, includes all legal liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed, or contingent);

            (iii) such Person does not intend to incur, or believe that it would incur, debts that would be beyond such Person's ability to pay as such debts mature;

            (iv) such Person does not have unreasonably small capital with which to engage in its current and in its anticipated business; and

            (v) such Person is "solvent" within the meaning given that term under applicable laws relating to fraudulent conveyance.

                                  ARTICLE VIII

                                    COVENANTS

      8.1 Affirmative Covenants. From the date hereof until the first day following the Termination Date on which the Purchaser's Total Investment shall have been reduced to zero, each Seller will:

            (a) Compliance with Laws. Etc. Comply in all material respects with all applicable laws, rules, regulations and orders with respect to the Accounts and related Contracts.

            (b) Keeping of Records and Books of Account. Maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Accounts in the event of the destruction of the originals thereof ), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Accounts purchased hereunder (including, without limitation, records adequate to permit the daily identification of each Account purchased hereunder and all Collections of and adjustments to each such Account).

            (c) Performance and Compliance with Receivables and Contracts. At its expense timely and fully perform and comply with all material provisions, covenants and Other promises required to be observed by it under the Contracts related to the Accounts purchased hereunder and all purchase orders and other agreements related to such Accounts to the same extent as if the Accounts had not been purchased hereunder, and the exercise by Purchaser (or any of its assignees) of its rights hereunder shall not relieve any Seller from such obligations.

            (d) Location of Records. Keep its chief place of business and chief executive office, and the offices where it keeps its records concerning the Accounts purchased hereunder, all related Contracts and all purchase orders and other agreements related to such Accounts (and all original documents relating thereto), at the addresses referred to in Section 6.01(k) or, upon 30 days' prior written notice to Purchaser, at such other locations in jurisdictions where all action required to perfect Purchaser's interests hereunder shall have been taken and completed. Additionally, no Seller will make any of the books, records or documents that relate to the Accounts purchased hereunder available in any manner to any third party (including, without limitation, any creditor or potential creditor of any Seller) without a disclosure that such assets have been sold to Purchaser and that Parent's continuing connection to such Accounts is solely as Servicer therefor.

            (e) Credit and Collection Policies. Comply in all material respects with the Credit and Collection Policy in regard to each Account purchased hereunder and the related Contract.

            (f) Information. Promptly supply Servicer with the information necessary for Servicer to prepare each report required to be delivered hereunder.

            (g) Use of Proceeds. During the period described in the opening clause of this Section 8.1 and for such longer period as may be required, use the proceeds from the sale of Accounts hereunder in the manner required by the Working Capital Facility and the Indenture.

            (h) Further Assurances. At the request of Purchaser or Servicer at any time and from time to time, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be reasonably necessary or proper to evidence, perfect, maintain, enforce, and otherwise effectuate the provisions or purposes of this Agreement or any of the other Transaction Documents. Where permitted by law, each Seller hereby authorizes Purchaser to execute and file one or more UCC financing statements signed only by Purchaser.

      8.2 Negative Covenants. From the date hereof until the first day following the Termination Date on which the Purchaser's Total Investment shall have been reduced to zero, no Seller will:

            (a) Accounting of Purchases. Account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as sales of Accounts and the Related Assets by Sellers to Purchaser.

                                    ARTICLE X

                              EVENTS OF TERMINATION

      9.1 Events of Termination. Each of the following shall be an "Event of Termination" hereunder:

            (a) Servicer or any Seller fails to make an payment hereunder or fails to deposit or remit any Collections as and when required hereunder or Servicer or any Seller fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Transaction Documents to which it is a party;

            (b) any representation, warranty or statement of fact made by any Seller or Servicer to Purchaser in this Agreement, the other Transaction Documents or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

            (c) Domenic Gatto terminates or fails in any material respect to perform any of the terms, covenants, conditions or provisions of his guarantee in favor of Purchaser;

            (d) any Seller or Servicer dissolves or suspends or discontinues doing business;

            (e) any Seller or Servicer makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors; or any Seller or Servicer becomes insolvent (however defined or evidenced);

            (f) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is fled against any Seller, Servicer, or Domenic Gatto or all or any part of its or his properties and such petition or application is not dismissed within thirty (30) days after the date of its filing, or any Seller, Servicer, or Domenic Gatto shall file any answer admitting or not contesting such petition or application or indicates its consents to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

            (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Seller, Servicer, or Domenic Gatto or for all or any part of its property;

            (h) (i) any Event of Default, or event which with notice or the passage of time or both, would become an Event of Default, under and as defined in the Indenture or the Working Capital Facility, or any agreement securing or guaranteeing payment of the Senior Notes or the Working Capital Facility, or (ii) default by any Seller, Servicer, or Domenic Gatto under any agreement, document or instrument relating to any other indebtedness for borrowed money owing to any person other than the holders of the Senior Notes or the Working Capital Lender, or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than the Working Capital Lender or the holders of the Senior Notes, in any case in an amount in excess of $500,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by any Seller, Servicer, or Domenic Gatto under any material contract, lease, license or other obligation to any Person other than the Working Capital Lender or the holders of the Senior Notes, which default continues for more than the applicable cure period, if any, with respect thereto; or

            (i) the Working Capital Facility shall expire or terminate.

                                    ARTICLE X

                                   TERMINATION

      10.1 Termination.

            (a) Voluntary. Upon at least sixty days prior written notice to Purchaser, Sellers may declare the Termination Date to have occurred.

            (b) Termination Upon Occurrence of Event of Termination. Upon the occurrence of any Event of Termination (other than an Event of Termination described in Section 9.1(d), (e), (f), or (g)), the Purchaser may, by written notice to Servicer and Sellers' Representative, declare the Termination Date to have occurred. Upon the occurrence of an Event of Termination described in Section 9.1(d), (e), (f), or (g), the Termination Date shall occur automatically.

      10.2 Remedies. Upon the occurrence of the Termination Date pursuant to
Section 10.1, Purchaser shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative. Without limiting the foregoing, the occurrence of the Termination Date shall not deny Purchaser any remedy in addition to termination of the purchase facility hereunder to which Purchaser may be otherwise appropriately entitled, whether at law or equity.

                                   ARTICLE XI

                                  MISCELLANEOUS

      11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial
Waiver.

            (a) The validity, interpretation and enforcement of this Agreement and the other Transaction Documents and any dispute arising out of the relationship between the parties hereto, whether in contract, tort equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

            (b) Each Seller, Parent, Servicer, and Purchaser irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York for New York County and the United States District Court for the Southern District of New York and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Transaction Documents or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Transaction Documents or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Purchaser shall have the right to bring any action or proceeding against any Seller, Parent or Servicer or its property in the courts of any other jurisdiction which Seller, Parent, or Servicer deems necessary or appropriate in order to enforce its rights against any Seller, Parent, or Servicer or its property).

            (c) Each Seller, Parent, and Servicer hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Purchaser's option, by service upon such Seller, Parent, or Servicer in any other manner provided under the rules of any such courts. Purchaser shall send a copy of any such service to Silverman, Collura & Chernis, P.C., 381 Park Avenue South, Suite 1601, New York, New York 10016, Attention: Peter R. Silverman, Esq., and to Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York 10022, Attention: Robert A. Zuccaro, but the delivery of such copy shall not be a condition to the effectiveness of service upon any Seller, Parent, or Servicer. Within thirty (30) days after such service, such Seller, Parent, or Servicer shall appear in answer to such process, failing which such Seller, Parent, or Servicer shall be deemed in default and judgment may be entered by Purchaser against such Seller, Parent, or Servicer for the amount of the claim and other relief requested.

            (d) EACH SELLER, PARENT, SERVICER, AND PURCHASER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR
      (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH SELLER, PARENT, SERVICER, AND PURCHASER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT SELLER, PARENT, SERVICER, OR PURCHASER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

            (e) Purchaser shall not have any liability to any Seller, Parent, or Servicer (whether in tort, contract, equity or otherwise) for losses suffered by any Seller, Parent, or Servicer in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Purchaser, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Purchaser shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

      11.2 Waiver of Notices. Each Seller, Parent, and Servicer hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and chattel paper, included in or evidencing any of the Accounts and Related Assets, and any and all other demands and notices of any kind or nature whatsoever with respect to the Accounts and Related Assets, and this Agreement, except such as are expressly provided for herein. No notice to or demand on any Seller, Parent, and Servicer which Purchaser may elect to give shall entitle any Seller, Parent, or Servicer to any other or further notice or demand in the same, similar or other circumstances.

      11.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Purchaser. Purchaser shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Purchaser. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Purchaser of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Purchaser would otherwise have on any future occasion, whether similar in kind or otherwise.

      11.4 Waiver of Counterclaims. Each Seller, Parent, and Servicer waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Accounts, the Related Assets, or any matter arising therefrom or relating hereto or thereto.

      11.5 Indemnification. Each Seller, Parent, and Servicer shall jointly and severally indemnify and hold Purchaser, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Transaction Documents, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the reasonable fees and expenses of counsel (provided, that Sellers, Parent, and Servicer shall not be liable for such indemnification with respect to any loss that is determined by a final and non-appealable judgment or court order binding on Purchaser to have resulted from Purchaser's gross negligence or willful misconduct). To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, each Seller, Parent, and Servicer shall pay the maximum portion which it is permitted to pay under applicable law to Purchaser in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the termination of this Agreement.

      11.6 Notices. All notices, requests and demands hereunder shall be in writing and (a) made to Purchaser at its address set forth below its signature hereto and to a Seller, Parent, or Servicer at its chief executive office set forth below its signature hereto, or to such other address as either party may designate by written notice to the other in accordance with this provision, and
(b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. A copy of any notice given to a Seller shall be sent to Silverman, Collura & Chernis, P.C., 381 Park Avenue South, Suite 1601, New York, New York 10016, Attention: Peter R. Silverman, Esq. and to Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York 10022, Attention: Robert A. Zuccaro. Esq.

      11.7 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

      11.8 Successors. This Agreement, the other Transaction Documents and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Purchaser, Sellers, Servicer, and Parent and their respective successors and assigns, except that none of Sellers, Parent, or Servicer may assign any of their rights or obligations under this Agreement, the other Transaction Documents and any other document referred to herein or therein without the prior written consent of Purchaser. Purchaser may, after notice to Sellers, Parent, and Servicer, assign its rights and delegate its obligations under this Agreement and the other Transaction Documents and further may assign all or any part of the Accounts and Related Assets or any other interest herein to another financial institution or other person, in which event, the assignee shall have, to the extent of such assignment, the same rights and benefits as it would have if it were the Purchaser hereunder, except as otherwise provided by the terms of such assignment.

      11.9 Entire Agreement. This Agreement, the other Transaction Documents, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

      IN WITNESS WHEREOF, Purchaser, Parent and each of the Sellers have caused these presents to be duly executed as of the day and year first above written.

PURCHASER                                   SELLERS
- ---------                                   -------

CONGRESS FINANCIAL CORPORATION              AMBOY BUS CO., INC.

By:  /s/ Van K. Brown                        By:  /s/ Domenic Gatto
    --------------------------------            --------------------------------
Title: Assistant Vice President             Title:  President

Address:                                    Chief Executive Office:
1113 Avenue of the Americas                 7 North Street
New York, New York 10036                    Staten Island, New York 10302


                                            ATLANTIC PARATRANS, INC.

                                            By:  /s/ Domenic Gatto
                                                --------------------------------
                                            Title:  President

                                            Chief Executive Office:
                                            7 North Street
                                            Staten Island, New York 10302


                                            ATLANTIC PARATRANS OF KENTUCKY INC.

                                            By:  /s/ Domenic Gatto
                                                --------------------------------
                                            Title:  President

                                            Chief Executive Office:
                                            7 North Street
                                            Staten Island, New York 10302


                                            ATLANTIC EXPRESS OF L.A. INC.

                                            By:  /s/ Domenic Gatto
                                                --------------------------------
                                            Title:  President

                                            Chief Executive Office:
                                            7 North Street
                                            Staten Island, New York 10302


                                            ATLANTIC EXPRESS OF MISSOURI, INC.

                                            By:  /s/ Domenic Gatto
                                                --------------------------------
                                            Title:  President

                                            Chief Executive Office:
                                            7 North Street
                                            Staten Island, New York 10302


                                            COURTESY BUS CO., INC.

                                            By:  /s/ Domenic Gatto
                                                --------------------------------
                                            Title:  President

                                            Chief Executive Office:
                                            7 North Street
                                            Staten Island, New York 10302

                                            ATLANTIC EXPRESS OF
                                              PENNSYLVANIA, INC.

                                            By:  /s/ Domenic Gatto
                                                --------------------------------
                                            Title:  President

                                            Chief Executive Office:
                                            7 North Street
                                            Staten Island, New York 10302


                                            CENTRAL NEW YORK COACH SALES
                                              & SERVICE, INC.

                                            By:  /s/ Domenic Gatto
                                                --------------------------------
                                            Title:  President

                                            Chief Executive Office:
                                            7 North Street
                                            Staten Island, New York 10302


                                            JERSEY BUS SALES, INC.

                                            By:  /s/ Domenic Gatto
                                                --------------------------------
                                            Title:  President

                                            Chief Executive Office:
                                            7 North Street
                                            Staten Island, New York 10302


                                            STATEN ISLAND BUS, INC.

                                            By:  /s/ Domenic Gatto
                                                --------------------------------
                                            Title:  President

                                            Chief Executive Office:
                                            7 North Street
                                            Staten Island, New York 10302


                                            ATLANTIC PARATRANS OF COLORADO, INC.

                                            By:  /s/ Domenic Gatto
                                                --------------------------------
                                            Title:  President

                                            Chief Executive Office:
                                            7 North Street
                                            Staten Island, New York 10302


                                            ATLANTIC PARATRANS OF
                                              PENNSYLVANIA, INC.

                                            By:  /s/ Domenic Gatto
                                                --------------------------------
                                            Title:  President

                                            Chief Executive Office:
                                            7 North Street
                                            Staten Island, New York 10302

                                            ATLANTIC EXPRESS OF NEW JERSEY, INC.

                                            By:  /s/ Domenic Gatto
                                                --------------------------------
                                            Title:  President

                                            Chief Executive Office:
                                            7 North Street
                                            Staten Island, New York 10302


                                            PARENT, SELLERS' REPRESENTATIVE,
                                            AND INITIAL SERVICER
                                            --------------------------------


                                            ATLANTIC EXPRESS TRANSPORTATION

                                            By:  /s/ Domenic Gatto
                                                --------------------------------
                                            Title:  President

                                            Chief Executive Office:
                                            7 North Street
                                            Staten Island, New York 10302

                                   APPENDIX A

                                   DEFINITIONS

      "Account" of a Seller shall mean all present and future rights of such Seller to payment for goods sold or leased or services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance, including the right to payment of interest or finance charges.

      "Account Debtor" means any Person obligated in any way on an Account purchased hereunder.

      "Additional Commission" has the meaning given to such term in Section 3.1 hereof.

      "Average Maturity" means as of the date of determination, the time period, expressed in days, equal to the weighted average number of days from the respective Purchase Dates to Purchaser's receipt of the final collection of the applicable Accounts purchased hereunder, as calculated by Purchaser.

      "Bankruptcy Code" has the meaning given to such term in Section 7.1(g) hereof.

      "Base Commission" has the meaning given to such term in Section 3.1 hereof.

      "Blocked Account" has the meaning given to such term in Section 4.1 hereof.

      "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York.

      "Collections" means, with respect to any Accounts, all funds which are received by Purchaser, Sellers, or Servicer from or on behalf of the related obligors in payment of any amounts owed (including, without limitation, purchase prices, finance charges, interest and all other charges) in respect of such Accounts, or applied to such amounts owed by such obligors (including, without limitation, insurance payments that Purchaser, Sellers or Servicer applies in the ordinary course of its business to amounts owed in respect of such Accounts and net proceeds of sale or other disposition of repossessed goods or other collateral or properly of the obligor or any other Person directly or indirectly liable for payment of such Accounts and available to be applied thereon).

      "Commissions" shall mean Base Commissions (including, without limitation, the Minimum Base Commission), Additional Commissions or any combination thereof.

      "Contract" means a contract or invoice between a Seller and any Person pursuant to or under which such Person shall be obligated to make payments to such Seller with respect to Accounts from time to time.

      "Credit Balance" means a positive balance in Sellers' account maintained by Purchaser hereunder, net of such reserves as Purchaser deems necessary in its sole discretion exercised reasonably and in good faith to allow for possible reductions in the Unpaid Balance of Accounts purchased hereunder for any reason set forth in Section 2.6 or to provide for the payment of Sellers' liabilities under this Agreement.

      "Credit and Collection Policy" means (a) so long as Parent or an affiliate is the Servicer, Sellers' credit and collection policies and practices relating to Accounts from time to time in effect' as disclosed to and approved by Purchaser and (b) after a Servicer Transfer Event with respect to Parent and its affiliate as Servicer, such credit and collection policies and practices of the Servicer as are approved by Purchaser.

      "Debit Balance" means a negative balance in Sellers' account maintained by Purchaser hereunder.

      "Eligible Accounts" of a Seller shall mean Accounts created by such Seller which are and continue to be acceptable to Purchaser in its sole discretion exercised reasonably and in good faith. In general, Purchaser will not consider Accounts to be Eligible Accounts unless they meet at least the following criteria:

      (a) such Accounts arise from the actual and bona fide sale and delivery of goods by such Seller or rendition of services by such Seller in the ordinary course of its business which transactions are completed in accordance with all those terms and provisions contained in any Contracts related thereto with which such Seller must comply in order for the Account Debtor to be obligated to pay such Accounts;

      (b) such Accounts (i) are not by their teems payable more than 30 days after the invoice date and (ii) are not, as of the applicable Purchase Date, unpaid more than sixty (60) days after the date of the original invoice for them;

      (c) such Accounts comply with the representations and warranties contained in Section 7.1(g), (h), and (i) of this Agreement;

      (d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the Account Debtor may be conditional or contingent;

      (e) the chief executive office of the Account Debtor with respect to such Accounts is located in the United States of America, or, if not so located, at Purchaser's option, if either: (i) the Account Debtor has delivered to such Seller an irrevocable letter of credit issued or confirmed by a bank reasonably satisfactory to Purchaser, sufficient to cover such Account, in form and substance reasonably satisfactory to Purchaser and, if required by Purchaser, the original of such letter of credit has been delivered to Purchaser or Purchaser's agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Purchaser, or (ii) such Account is subject to credit insurance payable to Purchaser issued by an insurer and on terms and in an amount reasonably acceptable to Purchaser, or (iii) such Account is otherwise acceptable in all respects to Purchaser (subject to such purchase price formula with respect thereto as Purchaser may determine);

      (f) such Accounts do not consist of progress billings, bill and hold invoices or retainage invoices;

      (g) the Account Debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Accounts;

      (h) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

      (i) such Accounts, at the time of their purchase by Purchaser, are not subject to any Liens except in favor of the Working Capital Lender and the Trustee and are transferred to Purchaser free and clear of such Liens;

      (j) neither the Account Debtor nor any officer or employee of the Account Debtor with respect to such Accounts is an officer, employee or agent of or affiliated with any Seller, Parent or Servicer directly or indirectly by virtue of family membership, ownership, control, management or otherwise;

      (k) the Account Debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the Account Debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, the applicable Seller has complied with any Federal, State or local law, compliance with which is required in order for Purchaser to acquire ownership of Accounts owed by such Account Debtor, enforceable and perfected against such Account Debtor and third parties;

      (l) there are no proceedings or actions which are threatened or pending against the Account Debtor with respect to such Accounts which might result in any material adverse change in any such Account Debtor's financial condition;

      (m) after giving effect to the purchase of such Accounts, the then Unpaid Balance of Accounts of a single Account Debtor or its Affiliates purchased hereunder does not exceed $2,000,000 (or $3,500,000 in the case of Accounts owed by the New York City Board of Education);

      (n) such Accounts are not owed by an Account Debtor who has Accounts unpaid more than ninety (90) days after the date of the original invoice for them which constitute more than fifty (50%) percent of the total Accounts of such Account Debtor with all Sellers;

      (o) such Accounts are owed by Account Debtors whose total indebtedness to all Sellers does not exceed the credit limit with respect to such Account Debtors as determined by Purchaser from time to time in its reasonable judgment (but the portion of the Accounts not in excess of such credit limit may still be deemed Eligible Accounts);

      (p) such Accounts are owed by Account Debtors deemed creditworthy at all times by Purchaser, as determined in good faith by Purchaser; and

      (q) the purchase of such Accounts by Purchaser hereunder does not violate or conflict with any Contract or applicable law.

      General criteria for Eligible Accounts may be established and revised from time to time by Purchaser in its sole discretion. Purchaser shall give the Sellers' Representative notice of any new or revised criteria as promptly as practicable after establishing or revising such criteria.

      "Event of Bankruptcy" means any event described in Section 9.1(f) or (g) hereof.

      "Event of Termination" has the meaning given to such term in Section 9.1 hereof.

      "Excess Collections" means, with respect to an Account purchased hereunder, the amount, if any, by which the cumulative Collections in respect of such Account after the Purchase Date therefor exceeds the portion of the Purchase Price therefor credited to Sellers' account on the Purchase Date.

      "Indenture" means the Indenture dated as of February 4, 1997, among Parent, the subsidiaries of Parent as guarantors, and The Bank of New York, as Trustee for the holders of the Senior Notes, as amended by the First Supplemental Indenture thereto dated as of August 14, 1997, the Second Supplemental Indenture thereto dated as of December 12, 1997, the Third Supplemental Indenture thereto dated as of October 28, 1998 and the Fourth Supplemental Indenture thereto dated as of April 28, 1999, pursuant to which Parent issued the Senior Notes, as the same may be further amended, modified, supplemented, extended, renewed, restated or replaced.

      "Initial Closing Date" means the first Purchase Date hereunder.

      "Liens" means, any lien (statutory or other), security interest, assignment, mortgage, charge, pledge, hypothecation, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or any comparable law of any jurisdiction).

      "Minimum Base Commission" has the meaning given to such term in Section
3.1 hereof.

      "Net Amount" of an Account means the gross amount of such Account less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, discounts, claims, credits, allowances and retainages of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

      "Payment Account" has the meaning given to such term in Section 4.1 hereof.

      "Person" or "person" means any individual, sole individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

      "Prime Rate" shall mean the rate from time to time publicly announced by First Union National Bank or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

      "Purchase Date" means any date on which Purchaser purchases Accounts hereunder.

      "Purchase Price" means the amount determined in accordance with Section
2.4 as the purchase price for an Account purchased hereunder.

      "Related Assets" means (a) all rights to, but not any obligations under, all related Contracts and Related Security with respect to any Accounts purchased hereunder, (b) all books and records evidencing or otherwise relating to any Accounts purchased hereunder, (c) all Collections in respect of, all monies due or to become due with respect to, and other proceeds of, any Accounts purchased hereunder or any other Related Assets, (d) all rights in respect of Blocked Accounts and other accounts to which Collections are sent or deposited, and all funds and investments therein; and (e) all proceeds of any of the foregoing.

      "Related Security" means, with respect to any Account purchased hereunder, all of Sellers' right, title and interest in and to: (a) all Contracts that relate to such Account; (b) all goods (including returned goods), if any, relating to the sale which gave rise to such Account; (c) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Account, whether pursuant to the Contract related to such Account or otherwise; (d) all UCC financing statements covering any collateral securing payment of such Account; and (e) all guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Account whether pursuant to the Contract related to such Account or otherwise.

      "Remaining Deferring Purchase Price" means, at any time, the Purchase Price of an Account that has not yet been credited to Sellers' account maintained by Purchaser hereunder.

      "Sellers' Representative" means Parent or any Seller designated from time to time as the Sellers' Representative by written notice from all of Sellers and Parent to Purchaser and Servicer (if other than Parent or a Seller).

      "Senior Notes" means Parent's 103/4% Senior Secured Notes due 2004, in the aggregate principal amount of $150,000,000, together with any notes with terms substantially identical thereto offered in exchange therefor pursuant to a registration statement filed in accordance with the Registration Rights Agreement (as defined in the Indenture).

      "Service Accounts" means Accounts arising from the provision of transportation or ancillary services by a Seller.

      "Servicer" means Parent or any successor to Parent as Servicer designated in accordance with this Agreement.

      "Servicer Transfer Event" has the meaning given to such term in Section
6.2 hereof.

      "Successor Notice" has the meaning given to such term in Section 6.2 hereof.

      "Solvent" has the meaning given to such term in Section 7.1(m) hereof.

      "Termination Date" means the earlier of (a) October 1, 1999 or (b) the date that the Termination Date shall occur pursuant to Section 10.1.

      "Total Investment" means at any time an amount equal to (a) the aggregate of amounts paid by Purchaser as the Purchase Price of Accounts on and after the Initial Closing Date, minus (b) the aggregate amount of Collections received and transferred to Purchaser's account on and after the Initial Closing Date.

      "Transaction Documents" means this Agreement, any Blocked Account agreements, any UCC financing, continuation, amendment or termination statement fled pursuant to any of the foregoing agreements, and any and all other instruments, certificates, agreements, reports or documents delivered to Servicer or Purchaser by any Seller or Servicer under or in connection with any of the foregoing agreements, as any of the foregoing may be amended, supplemented, amended and restated, or otherwise modified from time to time.

      "Trustee" means the trustee for the holders of the Senior Notes under the Indenture.

      "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

      "Unpaid Balance" of an Account means at any time the unpaid amount thereof, excluding late payment charges, delinquency charges, and extension or collection fees.

      "Working Capital Facility" means the credit facility for revolving loans and letters of credit provided by Working Capital Lender.

      "Working Capital Lender" means Congress Financial Corporation and its successors and assigns as lender to Sellers.